UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 12, 2008
DATATRAK International, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	000-20699	34-1685364

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6150 Parkland Boulevard, Mayfield Hts., Ohio	44124

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code 440-443-0082
Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On June 16, 2008, DATATRAK International, Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with G. Matthew Delaney, the Company’s Vice President of Global Marketing and Sales and Interim President. The material terms of Mr. Delaney’s Employment Agreement are as follows:
The Employment Agreement is effective as of May 15, 2008. The Employment Agreement provides for an initial term of one year, and automatically renews for successive one year periods thereafter unless certain prior notice requirements are satisfied. The base salary initially provided for in the Employment Agreement is $150,000 per year, to be reviewed at least annually by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). In addition, the Employment Agreement provides for a grant of 35,000 restricted common shares of the Company pursuant to the Company’s 2005 Omnibus Equity Plan, and all such restricted common shares will become fully vested one year from the date of grant. Bonuses may be paid to Mr. Delaney at the discretion of the Compensation Committee. The Employment Agreement also provides Mr. Delaney with the right to participate in all benefits plans made available to the Company’s executives and/or employees.
Pursuant to the Employment Agreement, Mr. Delaney’s employment may be terminated with or without cause or upon his death or disability. Additionally, Mr. Delaney is entitled to terminate his employment for “good reason.” If Mr. Delaney terminates his employment for good reason, he will be entitled to receive his base salary for a period of one year following the date of such termination. If Mr. Delaney’s employment is terminated in connection with a change of control of the Company (not including the removal of Mr. Delaney from the position of Interim President following a change of control, or the Company’s failure or the failure of any purchaser or successor of the Company to appoint Mr. Delaney to the position of president following a change of control), he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to receive his base salary for a period of one year subsequent to the date of termination. If Mr. Delaney terminates his employment without good reason, or if he is terminated for “cause,” he will be entitled to receive his base salary through the date of termination. For purposes of the Employment Agreement, “cause” is defined as a determination by the Board of Directors that the employee was (1) convicted of a felony involving moral turpitude or a felony in connection with his employment, (2) engaged in fraud, embezzlement, material willful destruction of property or material disruption of our operations, (3) using or in possession of illegal drugs and/or alcohol on our premises or reporting to work under the influence of same, or (4) engaged in conduct, in or out of the workplace, which in our reasonable determination has an adverse effect on our reputation or business.
Mr. Delaney also agreed to certain noncompetition and nondisclosure provisions, which continue under certain conditions for a period up to eighteen months following a termination of Mr. Delaney’s employment.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On June 16, 2008, the Company received a notice (the “Notice”) from The Nasdaq Stock Market (“Nasdaq”) indicating the Company is not in compliance with Nasdaq’s requirements for continued listing because, for the 30 consecutive business days prior to June 10, 2008, the bid price of the Company’s common shares closed below the minimum $1.00 per share requirement for continued inclusion under Nasdaq Marketplace Rule 4310(c)(4) (the “Minimum Bid Price Rule”). Nasdaq stated in the Notice that in accordance with Nasdaq Marketplace Rule 4310(c)(8)(D), the Company will be provided 180 calendar days, or until December 8, 2008, to regain compliance with the Minimum Bid Price Rule. The Notice has no effect on the listing of the Company’s common shares at this time.
     The Notice also states that if, at any time before December 8, 2008, the bid price of the Company’s common shares closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide the Company written notification that it has achieved compliance with the Minimum Bid Price Rule. However, Nasdaq has the discretion to require a period in excess of ten consecutive business days, but generally no more than twenty consecutive business days, before determining that the ability to maintain long-term compliance has been demonstrated. In addition, the Notice states that if the Company does not regain compliance with the Minimum Bid Price rule by December 8, 2008, Nasdaq will determine whether the Company meets all other Nasdaq Capital Market initial listing criteria set forth in Nasdaq Marketplace Rule 4310(c). If the Company meets all other initial listing criteria at that time, Nasdaq will notify the Company that it has been granted an additional 180 calendar days to comply with the Minimum Bid Price Rule. If the Company is not eligible for an additional compliance period, Nasdaq will provide the Company with written notification that the Company’s common shares will be delisted. At that time, the Company may, pursuant Nasdaq rules, appeal any delisting determination by Nasdaq to a Nasdaq Listings Qualifications Panel. The Company intends to monitor the bid price for its common shares between now and December 8, 2008. As of the date of this filing, the Company has not determined what action, if any, it will take in response to the Nasdaq notification.
The Company’s press release dated June 18, 2008 with respect to the notification from Nasdaq described above is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(c) On June 16, 2008, the Company entered into an Employment Agreement with Mr. Delaney. A description of the material terms of that Employment Agreement is contained in Item 1.01 above, and is hereby incorporated herein by reference.
(e) At the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company held on June 12, 2008, the shareholders of the Company approved an amendment to the Company’s 2005 Omnibus Equity Plan (the “Omnibus Plan”) to increase the number of the Company’s common shares reserved for issuance under the Omnibus Plan by 650,000 shares. A description of the material terms of the Omnibus Plan is included under the caption “Proposal to Approve an Amendment to Increase the Number of Common Shares Authorized for Issuance under the Company’s 2005 Omnibus Equity Plan” in the Company’s definitive Proxy Statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 29, 2008, and such description is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
99.1 Press release dated June 18, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATATRAK INTERNATIONAL, INC.
Date June 18, 2008	By	/s/ Raymond J. Merk
Raymond J. Merk
Vice President of Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 18, 2008
     Certain statements made in this Form 8-K, other SEC filings or written materials or orally made by the Company or its representatives may constitute forward-looking statements that are based on management’s current beliefs, estimates and assumptions concerning the operations, future results and prospects of the Company and the clinical pharmaceutical research industry in general. All statements that address operating performance, events or developments that management anticipates will occur in the future, including statements related to future revenue, profits, expenses, cost reductions, cash management alternatives, restructuring our debt, raising additional funds, income and earnings per share or statements expressing general optimism about future results, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). In addition, words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the safe harbors created in the Exchange Act. Factors that may cause actual results to differ materially from those in the forward-looking statements include the limited operating history on which the Company’s performance can be evaluated; the ability of the Company to continue to enhance its software products to meet customer and market needs; fluctuations in the Company’s quarterly results; the viability of the Company’s business strategy and its early stage of development; the timing of clinical trial sponsor decisions to conduct new clinical trials or cancel or delay ongoing trials; the Company’s dependence on major customers; government regulation associated with clinical trials and the approval of new drugs; the ability of the Company to compete in the emerging EDC market; losses that potentially could be incurred from breaches of contracts or loss of customer data; the inability to protect intellectual property rights or the infringement upon other’s intellectual property rights; the Company’s success in integrating its recent acquisition’s operations into its own operations and the costs associated with maintaining and developing two product suites; and general economic conditions such as the rate of employment, inflation, interest rates and the condition of capital markets. This list of factors is not all inclusive. In addition, the Company’s success depends on the outcome of various strategic initiatives it has undertaken, all of which are based on assumptions made by the Company concerning trends in the clinical research market and the health care industry. Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not undertake any obligation to update any statements whether as a result of new information, future events or otherwise.
     The information in this Form 8-K and the Exhibit(s) attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.